UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

PennyMac Mortgage Investment Trust

 (Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Citi Loan Agreement

On March 24, 2017, PennyMac Mortgage Investment Trust (the “Company”), through its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Holdings, LLC (“PMH”), entered into a Second Amended and Restated Loan and Security Agreement with Citibank, N.A. (“Citibank”), as lender (the “Citi Loan Agreement”). Pursuant to the Citi Loan Agreement, PMC and PMH finance certain mortgage servicing rights (inclusive of any related excess servicing spread and/or junior excess strips arising therefrom and that may be transferred from PMC to PMH from time to time) relating to mortgage loans pooled into Fannie Mae securities (collectively, the “Fannie MSRs”) in an aggregate loan amount not to exceed $400 million, all of which is committed.  The Citi Loan Agreement is committed to March 2, 2018. The obligations of PMC and PMH are joint and several and are fully guaranteed by the Company. The mortgage loans relating to the Fannie MSRs are subserviced by PennyMac Loan Services, LLC (“PLS”), an indirect controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI), pursuant to the terms of the Citi Loan Agreement. The Fannie MSRs were previously financed by the Company under an amended and restated loan and security agreement, dated as of January 22, 2016 (the “Original Barclays LSA”), by and among PMC, PMH, the Company and Barclays Bank PLC (“Barclays”).

The principal amount of the borrowings under the Citi Loan Agreement is based upon a percentage of the market value (the “collateral value”) of the Fannie MSRs, subject to the maximum loan amount described above. Under the Citi Loan Agreement, each of PMC and PMH granted to Citibank a security interest in all of its right, title and interest in, to and under the Fannie MSRs. The pledge of the Fannie MSRs and the related security interest are subject to a separate acknowledgement agreement by and among Citibank, PMC, PMH and Fannie Mae, pursuant to which Citibank, PMC and PMH acknowledge and reaffirm that such security interest is subordinated to all rights, powers and prerogatives of Fannie Mae under its various agreements with PMC and PMH.

On a monthly basis, or upon the loan repayment date, PMC or PMH, as applicable, is required to pay Citibank accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such payment. PMC and PMH are also required to pay Citibank, on a pro rata basis, a commitment fee and certain other administrative fees, costs and expenses in connection with Citibank’s structuring, management and ongoing administration of the Citi Loan Agreement.

The Citi Loan Agreement requires the Company, PMC and PMH to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $830 million for the Company, $140 million for PMC and $220 million for PMH; (ii) a minimum in unrestricted cash at all times greater than or equal to $40 million among the Company and its subsidiaries and a minimum in unrestricted cash and cash equivalents at all times greater than $10 million at PMC and $25 million at PMC and PMH combined; (iii) a ratio of total indebtedness to adjusted tangible net worth at all times not to exceed 7:1 for the Company, 12:1 for PMC and 10:1 for PMH; and (iv) profitability at the Company for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of the last fiscal quarter.

The Citi Loan Agreement also contains margin call provisions that provide Citibank with certain rights where there has been a decline in the market value of the Fannie MSRs. Under these circumstances, Citibank may require PMC and/or PMH, as applicable, to transfer cash in an amount sufficient to eliminate any margin deficit resulting from such a decline.

In addition, the Citi Loan Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, subservicer credit or termination events, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the Citi Loan Agreement and the liquidation by Citibank of the pledged Fannie MSRs then securing the borrowings.

The Citi Loan Agreement amends and restates that certain Amended and Restated Loan and Security Agreement originally entered into by and between PMC and Citibank on September 15, 2016 (the “Original Citi LSA”). The primary purposes of the amendment and restatement were to (i) allow PMC and PMH to finance Fannie MSRs, (ii)

increase the aggregate loan amount from $125 million to $400 million, and (iii) otherwise incorporate the terms of previously executed amendments. All other terms and conditions of the related guaranty remain the same in all material respects.

The foregoing descriptions of the Citi Loan Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Second Amended and Restated Loan and Security Agreement which has been filed with this Current Report on Form 8-K as Exhibit 10.1; and (ii) the full text of the Amended and Restated Guaranty Agreement, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 21, 2016.

Barclays Loan Agreement

On March 24, 2017, the Company, as guarantor, and PMC and PMH, as borrowers, also entered into a Loan and Security Agreement with Barclays, as lender (the “Barclays Loan Agreement”). Pursuant to the Barclays Loan Agreement, PMC and PMH finance certain mortgage servicing rights (inclusive of any related excess servicing spread arising therefrom and that may transferred from PMC to PMH from time to time) relating to mortgage loans pooled into Freddie Mac securities (collectively, the “Freddie MSRs”), in an aggregate loan amount not to exceed $220 million, reduced by any amounts borrowed by PMC and/or PMH from Barclays to finance Fannie MSRs, including any amounts borrowed under the Original Barclays LSA, which is currently not being utilized. The Barclays Loan Agreement is committed to December 1, 2017. The obligations of PMC and PMH are joint and several and are fully guaranteed by the Company. The mortgage loans relating to the Freddie MSRs are subserviced by PLS pursuant to the terms of the Barclays Loan Agreement. The Freddie MSRs were originally financed by the Company under the Original Citi LSA.

The principal amount of the borrowings under the Barclays Loan Agreement is based upon a percentage of the market value of the Freddie MSRs (the “collateral value”), subject to the maximum loan amount described above. Under the Barclays Loan Agreement, each of PMC and PMH granted to Barclays a security interest in all of its right, title and interest in, to and under the Freddie MSRs. The pledge of the Freddie MSRs and the related security interest are subject to a separate acknowledgement agreement by and among Barclays, PMC, PMH and Freddie Mac, pursuant to which Barclays, PMC and PMH acknowledge and reaffirm that such security interest is subordinated to all rights, powers and prerogatives of Freddie Mac under its various agreements with PMC and PMH.

On a monthly basis, or upon the loan repayment date, PMC or PMH, as applicable, will be required to pay Barclays accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such payment. PMC and PMH are also required to pay Barclays, on a pro rata basis, a fee for the structuring of the Barclays Loan Agreement, as well as certain other administrative fees, costs and expenses in connection with Barclays’ management and ongoing administration of the Barclays Loan Agreement.

The Barclays Loan Agreement requires the Company, PMC and PMH to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth greater than or equal to $860 million for the Company, $150 million for PMC and $250 million for PMH, in each case as of the last day of each calendar month, (ii) a minimum in unrestricted cash and cash equivalents greater than or equal to $40 million among the Company and its subsidiaries and $10 million at each of PMC and PMH, in each case as of the last day of each calendar month, (iii) a ratio of total indebtedness to adjusted tangible net worth not to exceed 5:1 for the Company and 10:1 for each of PMC and PMH, in each case as of the last day of each calendar month; and (iv) profitability at the Company for at least one (1) of the prior two (2) fiscal quarters, as of the end of each fiscal quarter.

The Barclays Loan Agreement contains margin call provisions that provide Barclays with certain rights where there has been a decline in the market value of the Freddie MSRs. Under these circumstances, Barclays may require PMC and/or PMH, as applicable, to transfer cash in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The Barclays Loan Agreement also contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, subservicer termination events, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the Barclays Loan Agreement and the liquidation by Barclays of the pledged Freddie MSRs then securing the borrowings.

The foregoing description of the Barclays Loan Agreement and the Original Barclays LSA do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Loan and Security Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.2; and (ii) the full text of the Amended and Restated Loan and Security Agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 28, 2016 and the full text of all other amendments to the Amended and Restated Loan And Security Agreement previously filed with the Securities and Exchange Commission.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated as of March 24, 2017, by and among PennyMac Corp., PennyMac Holdings, LLC and Citibank, N.A.
10.2	Loan and Security Agreement, dated as of March 24, 2017, by and among of PennyMac Corp., PennyMac Holdings, LLC, PennyMac Mortgage Investment Trust and Barclays Bank PLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: March 30, 2017	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated as of March 24, 2017, by and among PennyMac Corp., PennyMac Holdings, LLC and Citibank, N.A.
10.2	Loan and Security Agreement, dated as of March 24, 2017, by and among of PennyMac Corp., PennyMac Holdings, LLC, PennyMac Mortgage Investment Trust and Barclays Bank PLC